Exhibit 10.3

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

and

escrow agreement

MDNA Life Sciences, Inc.

SECURITIES PURCHASE AGREEMENT

1.Purchase and Sale of Units		1
1.1	The Offering; Offering Period	1
1.2	Closings	2
1.3	Deliveries	2
1.4	Purchaser Acknowledgment	3
1.5	Use of Proceeds	3
1.6	Defined Terms Used in this Agreement	3
2.Representations and Warranties of the Company		4
2.1	Organization, Good Standing, Corporate Power and Qualification	5
2.2	Capitalization	5
2.3	Subsidiaries	6
2.4	Authorization	6
2.5	Valid Issuance of Securities; No Bad Actors	7
2.6	Governmental Consents and Filings	7
2.7	Litigation	8
2.8	Intellectual Property	8
2.9	Compliance with Other Instruments	9
2.10	Agreements; Actions	9
2.11	Certain Transactions	10
2.12	Rights of Registration and Voting Rights	10
2.13	Property	11
2.14	Financial Statements	11
2.15	Changes	11
2.16	Employee Matters	12
2.17	Tax Returns and Payments	13
2.18	Insurance	13
2.19	Employee Agreements	13
2.20	Permits	14
2.21	Corporate Documents	14
2.22	Disclosure	14
2.23	[Reserved.]	14
2.24	Environmental and Safety Laws	15
2.25	Anti-Bribery and Anti-Corruption	15
2.26	Investment Company Act	15
2.27	Acknowledgment Regarding Purchasers’ Purchase of Units	15
2.28	Private Placement	16
2.29	No Integrated Offering	16
2.30	Foreign Corrupt Practices	16
2.31	No Disagreements with Accountants and Lawyers	16
3.Representations and Warranties of the Purchasers		16
3.1	Authorization	16
3.2	Purchase Entirely for Own Account	17
3.3	Disclosure of Information	17
3.4	Restricted Securities	17

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(continued)

3.5	No Public Market	17
3.6	Legends	17
3.7	Accredited Investor	18
3.8	Foreign Investors	18
3.9	No General Solicitation	18
3.10	Exculpation Among Purchasers	18
3.11	Residence	18
4.Conditions to the Purchasers’ Obligations at Closing		19
4.1	Representations and Warranties	19
4.2	Performance	19
4.3	Compliance Certificate	19
4.4	Qualifications	19
4.5	Short-Term Note Conversion	19
4.6	Investor Waivers	19
4.7	Waivers/Acknowledgements	19
4.8	Certificate of Designation	19
4.9	Secretary’s Certificate
4.10	Proceedings and Documents
5.Conditions of the Company’s Obligations at Closing		19
5.1	Representations and Warranties	19
5.2	Performance	20
5.3	Qualifications	20
6.Other Agreements of the Parties		20
6.1	Piggy-Back Registration Rights	20
6.2	Conversion Shares and Warrant Shares	23
6.3	Indemnification of Purchasers	23
6.4	Reservation of Preferred Stock and Common Stock	24
6.5	Blue Sky Filings	24
7.Miscellaneous		24
7.1	Termination	24
7.2	Survival of Warranties	24
7.3	Successors and Assigns	24
7.4	Governing Law	24
7.5	Counterparts	24
7.6	Titles and Subtitles	25
7.7	Notices	25
7.8	No Finder’s Fees	25
7.9	Attorneys’ Fees	25
7.10	Amendments and Waivers	25
7.11	Severability	26
7.12	Delays or Omissions	26
7.13	Entire Agreement	26
7.14	Dispute Resolution	26

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(continued)

7.15	WAIVER OF JURY TRIAL	26
7.16	No Commitment for Additional Financing	27
7.17	Replacement of Securities	27
7.18	Remedies	27
7.19	Payment Set Aside	27
7.20	Independent Nature of Purchasers’ Obligations and Rights	28

Exhibit A -	Certificate of DESIGNATION

Exhibit B -	DISCLOSURE SCHEDULE

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the ___ day of _________________, 2018 by and among MDNA Life Sciences, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature page hereto (each a “Purchaser” and together the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers units of the Company (each unit, including the components of such unit, a “Unit,” and collectively the “Units”), with each Unit consisting of (i) one (1) share (each, a “Preferred Share”, collectively, the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) with the preferences, rights and designations set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock in the form attached as Exhibit A to this Agreement (the “Certificate of Designation”) and (ii) a seven-year warrant to purchase one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in the form attached to the PPM (each, a “Warrant”, collectively, the “Warrants”) (the “Offering”);

WHEREAS, the Company is offering a minimum of $100,000 of Units (the “Minimum Offering Amount”) and, a maximum of $2,000,000 of Units (the “Maximum Offering Amount”); and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, severally and not jointly, intending to be legally bound, hereby agree as follows:

1.	Purchase and Sale of Units.

1.1           The Offering; Offering Period. The purchase and sale of the Units by the Company to the Purchasers shall occur at one or more closings of the Offering (each a “Closing” and the date of such Closing, the “Closing Date”) to occur during a period (the “Offering Period”) beginning on January 29, 2018 and ending on the first to occur of: (a) February 28, 2018, subject to a thirty (30) day extension by the Company without notice to the Purchasers, and (b) the date on which the Maximum Offering Amount is raised by the Company in the Offering; provided however, that the Offering Period may be terminated by the Company at any time without prior notice. The Company may conduct multiple Closings during the Offering Period. The initial Closing of the Offering shall not occur until such time as the Minimum Offering Amount has been deposited with the Escrow Agent in in a non-interest-bearing escrow account (the “Escrow Account”) (such Closing, the “Initial Closing”). The Company may conduct subsequent Closings of the Offering (each, a “Subsequent Closing”) until the conclusion of the Offering Period. Purchasers signing a counterpart signature page to this Agreement as of a Closing Date shall become parties to this Agreement only as of such Closing Date.

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1.2           Closings. On each Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly with the other Purchasers (as the case may be), agrees to purchase, the Units indicated on such Purchaser’s signature page hereto. Prior to each Closing Date, each Purchaser shall deliver to the Company, via wire transfer or a certified check, in immediately available funds, such Purchaser’s subscription amount as set forth on the signature page hereto (the “Subscription Amount”), and the Company shall deliver to each Purchaser its respective Units (or the components of such Units) as determined pursuant to Section 1.3(a) below, and the Company and each Purchaser shall deliver the other items set forth in Section 1.3 deliverable at the applicable Closing. Upon satisfaction of the covenants and conditions set forth in Sections 1.3, 4 and 5, as applicable, the applicable Closing shall occur at the offices of Sichenzia Ross Ference Kesner LLP (“SRFK”) or such other location as the parties shall mutually agree, including remotely via the delivery of electronic Closing documents.

1.3           Deliveries.

(a)           On or prior to any Closing Date (except as otherwise set forth below), the Company shall deliver or cause to be delivered to each Purchaser participating in the applicable Closing the following:

(i)           this Agreement duly executed by the Company;

(ii)          a certificate for such number of Preferred Shares equal to such Purchaser’s Subscription Amount divided by the Purchase Price, registered in the name of such Purchaser (such certificate to be delivered within five (5) trading days of the Closing Date); and

(iii)          a Warrant registered in the name of such Purchaser to purchase up to a number of Preferred Shares equal to 100% of the Preferred Shares purchased by such Purchaser (such Warrant certificate to be delivered within five (5) trading days of the Closing Date).

(b)           On or prior to any Closing Date, each Purchaser participating in the applicable Closing shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser;

(ii)          an Accredited Investor Questionnaire (in the form provided by the Company to the Purchaser), duly executed by the Purchaser;

(iii)          the Escrow Agreement duly executed by such Purchaser; and

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(iv)         such Purchaser’s Subscription Amount by wire transfer or certified check to the Escrow Agent.

1.4          Purchaser Acknowledgment. Each Purchaser acknowledges and agrees that such Purchaser’s Subscription Amount shall be held in a non-interest bearing Escrow Account until such time as the Company conducts a Closing. In the event that the Company does not conduct a Closing (whether because the Minimum Offering Amount was not raised or otherwise), each Purchaser acknowledges that such Purchaser will not receive any Units and will instead have returned its Subscription Amount without interest or deduction.

1.5          Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Units to continue development and commercialization of the Company’s mitochondrial-based DNA cancer detection tests as described in the PPM, to repay outstanding indebtedness, and to provide general working capital for the Company’s operations.

1.6          Defined Terms Used in this Agreement. In addition to the terms defined above, or elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)          “2015 Offering” means the Summer 2015 offering in which the Company privately offered units, with each unit consisting of one (1) share of Series A Preferred Stock (the “2015 Preferred Stock”) and one (1) warrant (the “2015 Warrant”) to purchase one share of the Company’s common stock (the “2015 Offering”). The Company has cancelled, terminated and declared null and void the securities issued pursuant the 2015 Offering.

(b)          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(c)          “Bylaws” means the Company’s Bylaws, as amended.

(d)          “Code” means the Internal Revenue Code of 1986, as amended.

(e)          “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(f)          “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

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(g)          “Escrow Agent” means Sichenzia Ross Ference Kesner LLP.

(h)          “Escrow Agreement” means that certain Escrow Agreement annexed as Exhibit A to the PPM.

(i)          “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge (with the assumption of reasonable inquiry) of Christopher Mitton, Jennifer Creed, Andrew Harbottle, Robert Poulter.

(j)          “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(k)          “Purchase Price” means $0.55 per Unit.

(l)          “PPM” means the Company’s Private Placement Memorandum, for the Offering of Units.

(m)          “Securities” means the Units, Preferred Shares, Warrants, Conversion Shares, and Warrant Shares.

(n)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o)          “Transaction Documents” means this Agreement, the Certificate of Designation and the Warrant.

(p)          “Warrant Shares” means the Common Stock issuable upon exercise of the Warrants.

2.          Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing for such Purchasers that purchase Units at the Initial Closing and as of each Subsequent Closing for each such Purchaser that purchases Units at such Subsequent Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

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2.1          Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2          Capitalization.

(a)          The authorized capital of the Company consists, and will consist immediately prior to the Initial Closing, of:

(i)          120,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 9,497,440 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)          20,000,000 shares of blank check preferred stock, $0.001 par value per share (the “Preferred Stock”), 9,090,909 of which have been designated Series A Preferred Stock, and 4,321,692 of which are issued and outstanding and all of which are reserved for issuance.

(b)          The Company has reserved 2,200,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2015 Stock Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2015 Stock Plan”). Of such reserved shares of Common Stock, no shares of Common Stock have been issued as a result of the exercise of options granted under the 2015 Stock Plan. Options to purchase 1,300,000 shares of Common Stock have been granted and options to purchase 1,133,333 shares of Common Stock are currently vested, and 166,667 options are unvested. The Company has issued restricted stock units to officers, directors, employees and consultants of the Company pursuant to its RSU Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “RSU Plan”). Of such issued restricted stock units, no shares of the Company’s Common Stock have been issued pursuant to restricted stock purchase agreements, of such restricted stock units, 3,479,841 are vested, and 475,000 are unvested. The Company has furnished to the Purchasers complete and accurate copies of the 2015 Stock Plan and RSU Plan and forms of agreements used thereunder.

(c)          Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing including the number of shares of the following: (i) issued and outstanding Common Stock; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the 2015 Stock Plan; (iv) warrants or stock purchase rights, if any; and (v) shares of Common Stock reserved for issuance upon conversion of Preferred Stock and warrants. Except for the Securities and the securities and rights described in Section 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock.

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(d)          Except as described in Section 2.2(d) of the Disclosure Schedule, none of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e)          409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the Company’s knowledge, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.3          Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4          Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Agreement, and to issue the Units, the Preferred Shares and the Warrants at the Closing and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and the Warrant Shares upon exercise of the Warrants in accordance with their terms and payment of the exercise price therefor has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Preferred Shares and Warrants has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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2.5          Valid Issuance of Securities; No Bad Actors.

(a)          The Units, Preferred Shares and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6 below, the Units, Preferred Shares and Warrants will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Conversion Shares upon issuance in accordance with the terms of the Certificate of Designation will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrants and payment of the exercise price therefor, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Warrant Shares upon issuance in accordance with the terms of the Warrants and payment of the exercise price therefor will be issued in compliance with all applicable federal and state securities laws.

(b)          None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering hereunder, or, to the Company’s knowledge, any beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

2.6          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D and applicable state securities laws, which have been made or will be made in a timely manner.

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2.7          Litigation. Except as disclosed on Section 2.7 of the Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, or director of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8          Intellectual Property. The Company owns or possesses the right to use, or believes it can acquire on commercially reasonable terms sufficient legal rights to use, all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Section 2.8 of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyright, and licenses to and under any of the foregoing that constitutes Company Intellectual Property. The Company has not embedded any open source, copyright or community source code in any of its products generally available or in development, including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right.

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2.9          Compliance with Other Instruments. Except as disclosed on Section 2.9 of the Disclosure Schedule, the Company is not in violation or default, and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not cause a violation or default (i) of any provisions of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or the Company’s Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (1) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (2) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10          Agreements; Actions.

(a)          Except for the Transaction Documents and as disclosed on Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000; (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (ii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iii) indemnification by the Company with respect to infringements of proprietary rights.

(b)           Except as disclosed in the PPM and as disclosed on Section 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Section.

(c)          The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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(d)          Except as disclosed in Schedule 2.15, the Company is not in default with respect to any indebtedness, and the Company does not intend to incur any other debts which it will not be able repay as such debts become due. Based on the financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Units hereunder representing the Minimum Offering Amount, the Company anticipates being able to continue its business operations for approximately twelve (12) months from the applicable Closing Date. The Company has no Knowledge of any facts or circumstances which lead it to believe that, assuming the sale of the Minimum Offering Amount, it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date.

2.11          Certain Transactions.

(a)          Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or employees, or any Affiliate thereof.

(b)          Except as disclosed in Section 2.11(b) of the Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company. The Company has the outstanding indebtedness to noteholders and lenders disclosed in Section 2.11(b) of the Disclosure Schedule.

2.12          Rights of Registration and Voting Rights. Except as disclosed in the PPM and except for the rights provided to the Purchasers pursuant to Section 6.1 hereto, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

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2.13          Property. Except as disclosed in Section 2.13 of the Disclosure Schedule, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14          Financial Statements. To the Knowledge of the Company, the Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of formation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

2.15          Changes. Except as disclosed on Section 2.15 of the Disclosure Schedule or in the PPM, since the Company’s inception there has not been:

(a)          any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company’s financial statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)          any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)          any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)          any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)          any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)          any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)          any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

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(h)          any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)           any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(j)           any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(k)          receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(l)           to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(m)          any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16         Employee Matters.

(a)          To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b)          Except as disclosed in Section 2.16(b) of the Disclosure Schedule, the Company has not accrued payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

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(c)          To the Company’s knowledge, no officer of the Company intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an officer of the Company, nor does the Company have a present intention to terminate employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(c) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d)          The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s board of directors.

(e)          Except as disclosed on Section 2.16(e) of the Disclosure Schedule, the Company has no employment, consulting or similar agreement that obligates the Company to pay any person for services.

(f)          Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

2.17          Tax Returns and Payments. Except as disclosed on Section 2.17 of the Disclosure Schedule, (i) there are no federal, state, county, local or foreign taxes due and payable by the Company, (ii) there are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed, (iii) there have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency and (iv) the Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18          Insurance. The Company and its business and assets are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.

2.19          Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Non-Disclosure and Development Agreements”). No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such Non-Disclosure and Development Agreements. Each current and former employee has executed a non-competition agreement substantially in the form or forms delivered to counsel for the Purchasers. The Company is not aware that any of its employees is in violation of any agreement covered by this Section 2.19.

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2.20          Permits.

(a)          The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(b)          The Company is in compliance with all applicable federal, state or local laws and regulations in all material respects with regard to its test products and product candidates (each such product or product candidate, a “Test Product”) identified in the PPM. There is no pending, completed or, to the Company's Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the ability of the Company to conduct any of its present or contemplated activities with respect to any Test Product (including, without limitation, those disclosed in the PPM), (ii) withdraws its authorization for any Test Product, (iii) imposes a clinical hold on any clinical investigation by or on behalf of the Company; (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable federal, state and local laws, rules and regulations.

2.21         Corporate Documents. The Certificate of Incorporation and Bylaws of the Company are in the form provided to the Purchasers. The copy of the minute books of the Company contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.22         Disclosure. Neither the PPM, nor any representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at any Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.23         [Reserved.]

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2.24         Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect, to the best of the Company’s knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section 2.24, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.25        Anti-Bribery and Anti-Corruption. The Company represents and warrants that neither it, nor any of its directors, officers, agents, stockholders or employees acting on behalf of the Company, has taken any action that will cause the Purchaser or their affiliates to be in breach of any applicable laws for the prevention of fraud, bribery, corruption, racketeering, money laundering or terrorism, including but not limited to the U.S. Foreign Corrupt Practices Act, as amended, the Canadian Corruption of Foreign Officials Act, as amended, and the U.K. Bribery Act 2010 (“Anti-Corruption Laws”). The Company agrees that it has not, and covenants that it will not, in connection with the conduct of its business activities, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment, contribution, gift, reimbursement or other transfer of anything of value, or any solicitation, directly or indirectly: (i) to any individual including government officials; or (ii) to an intermediary for payment to any individual including government officials; or (iii) to any political party for the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful, illegal or improper means. The Company has not, nor to the knowledge of the Company, have any of the Company’s directors, officers, agents, stockholders or employees acting on behalf of the company established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason.

2.26         Investment Company Act. The Company is not, and after the receipt and application of the proceeds of the financing contemplated by this Agreement will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.27         Acknowledgment Regarding Purchasers’ Purchase of Units. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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2.28         Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated hereby.

2.29         No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

2.30         Foreign Corrupt Practices. Neither the Company nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.31         No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

3.	Representations and Warranties of the Purchasers.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1          Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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3.2          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units. The Purchaser has not been formed for the specific purpose of acquiring the Units.

3.3          Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4          Restricted Securities. The Purchaser understands that the Units (including the components thereof) have not been registered under the Securities Act or any state securities law, by reason of a specific exemption from the registration provisions of the Securities Act and state securities law which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Units (including the components thereof) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units (including the components thereof) indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units (including the components thereof), and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5          No Public Market. The Purchaser understands that no public market now exists for the any of the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6          Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may be notated with one or all of the following legends:

(a)          “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

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(b)          Any legend set forth in, or required by, the other Transaction Documents.

(c)          Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

3.7          Accredited Investor. Subject to Section 3.8, the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D.

3.8          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units (including the components thereof). The Purchaser’s subscription and payment for and continued beneficial ownership of the Units (including the components thereof) will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9          No General Solicitation. Neither the Purchaser, nor to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Units.

3.10          Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Units.

3.11          Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s signature page; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s signature page.

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4.             Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Units at any Closing (unless otherwise indicated) are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1          Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2          Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3          Compliance Certificate. The Company shall have delivered to the Purchasers at the Closing a certificate executed on behalf of the Company by its Chief Executive Officer certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5          Reserved.

4.6          Certificate of Designation. The Certificate of Designation shall be in full force and effect as of such Closing.

4.7          Secretary’s Certificate. The Company shall have delivered to the Purchasers at such Closing a certificate executed on behalf of the Company by its Secretary (i) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, including the adoption and filing of the Certificate of Designation, and the issuance of the Securities, (ii) certifying and providing copies of the current versions of the Certificate of Incorporation, including the Certificate of Designation, and Bylaws of the Company and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

4.8          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.             Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Units to any Purchaser at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

5.1          Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

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5.2          Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before such Closing.

5.3          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any State that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

6.	Other Agreements of the Parties.

6.1          Piggy-Back Registration Rights.

(a)          If, at any time on or after the Closing, the Company proposes to file any Registration Statement under the Securities Act (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), then the Company shall (x) give written notice of such proposed filing to the holders of Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Securities in such notice the opportunity to register the sale of such number of Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall use commercially reasonable best efforts to cause such Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Securities in accordance with the intended method(s) of distribution thereof. All holders of Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration. Notwithstanding anything to the contrary in this Section 6.1, the Company shall not be required to register such Securities pursuant to this Section 6.1 that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(b)          Any holder of Securities may elect to withdraw such holder’s request for inclusion of Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Securities in connection with such Piggy-Back Registration (including but not limited to any legal fees).

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(c)          The Company shall notify the holders of Securities at any time when a prospectus relating to such holder’s Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, the Company shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Securities shall not offer or sell any Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

(d)          The Company may request a holder of Securities to furnish the Company such information with respect to such holder and such holder’s proposed distribution of the Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the Commission in connection therewith, and such holders shall furnish the Company with such information.

(e)          All fees and expenses incident to the performance of or compliance with this Section 6.1 by the Company shall be borne by the Company whether or not any Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Securities and Exchange Commission, (B) with respect to filings required to be made with any trading market on which the Common Stock or other Securities are then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Securities) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Securities intends to make sales of Securities with FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Section 6.1. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Securities on any securities exchange as required hereunder.

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(f)          The Company and its successors and assigns shall indemnify and hold harmless each Purchaser, each holder of Securities, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls each Purchaser or any such holder of Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6.1, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding a Purchaser or such holder of Securities furnished to the Company by such party for use therein. The Company shall notify each Purchaser and each holder of Securities promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6.1 of which the Company is aware. If the indemnification hereunder is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 6.1(f) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 6.1(f), neither the Purchaser nor any holder of Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Registrable Securities pursuant to such Registration Statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

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6.2          Conversion Shares and Warrant Shares. If all or any portion of a Preferred Share is converted or a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Conversion Shares and/or Warrant Shares, if the Preferred Share is converted at a time where Rule 144 is available for the resale of such Conversion Shares, or if the Warrant is exercised via cashless exercise pursuant to the terms of the Warrant such that Rule 144 is available for the resale of such Warrant Shares, the Conversion Shares and/or Warrant Shares issued pursuant to any such conversion or exercise shall be issued free of all legends.

6.3          Indemnification of Purchasers. Subject to the provisions of this Section 6.3, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 6.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, subject to recoupment if the Purchaser Party is found to not be entitled to indemnification for such amount(s). The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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6.4          Reservation of Preferred Stock and Common Stock. The Company has reserved and will keep available at all times, free of preemptive rights, a sufficient number of shares of Preferred Stock and Common Stock for the purpose of enabling the Company to issue Securities pursuant to this Agreement, the Certificate of Designation and the Warrant.

6.5          Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Units for, sale to the Purchasers at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

7.	Miscellaneous.

7.1          Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the applicable Closing in which such Purchaser is participating has not been consummated on or before the termination of the Offering Period; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

7.2          Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, and any Closings contemplated hereunder.

7.3          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4          Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

7.5          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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7.6          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.7. If notice is given to the Company, a copy shall also be sent to Sichenzia Ross Ference Kesner LLP, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, fax: 212-930-9725, Attention: Darrin Ocasio, Esq.

7.8          No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction except as described in the PPM (including, without limitation, the Company’s right to engage a registered broker-dealer to act as Placement Agent). Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.9          Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.10          Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock sold in the Offering, or for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Units to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

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7.11         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.12         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.13         Entire Agreement. This Agreement (including the Exhibits hereto), and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.14         Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.15         WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

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7.16          No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Units as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.17         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

7.18         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.19         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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7.20         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

By:

Name:
Title:
Address:	MDNA Life Sciences, Inc.

2054 Vista Parkway

Suite 400

West Palm Beach, FL 33411

Attn: Chris Mitton, CEO

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms of all Transaction Documents.

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PURCHASER SIGNATURE PAGE TO

MDNA LIFE SCIENCES, INC. SECURITIES PURCHASE AGREEMENT

The undersigned, desiring to: (i) enter into the securities purchase agreement, dated as of _____________, 2018 (the “Securities Purchase Agreement”), between the undersigned, MDNA LIFE SCIENCES, INC., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and purchase the units of the Company (the “Units”) as set forth below, hereby agrees to purchase such Units from the Company and further agrees to join the Securities Purchase Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Representations and Warranties of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

The undersigned Purchaser hereby elects to purchase _____________________ Units ($ ___________________) under the Securities Purchase Agreement.

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:__________________________

Signature (if Joint Tenants or Tenants in Common)	Title:_______________________________

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number: :_______________	Telephone Number:_______________

Facsimile Number: :_______________	Facsimile Number: :_______________

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Exhibit A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of as of the ___ day of _________________, 2018 by and among MDNA Life Sciences, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature page hereto (each a “Purchaser” and together the “Purchasers”) and Sichenzia Ross Ference Kesner LLP, with an address at 1185 Avenue of the Americas, 37th Floor, New York, New York 10036, as the escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company desires to conducted a private placement offering (the “Offering”) to sell to the Purchasers units of the Company (each unit, including the components of such unit, a “Unit,” and collectively the “Units”), with each Unit consisting of (i) one (1) share of the Company’s Series A Convertible Preferred Stock; and (ii) a seven-year warrant to purchase one share of the Company’s common stock, $0.001 par value per share;

WHEREAS, the Company is offering each Unit at a price of $0.55 per Unit;

WHEREAS, the Company is offering a minimum of $100,000 of Units (the “Minimum Offering Amount”) and, a maximum of $2,000,000 of Units; and

WHEREAS, the parties desire to establish an escrow account with the Escrow Agent into which the Purchaser shall deposit, via wire transfer or a certified check, in immediately available funds, such Purchaser’s subscription amount as set forth on the signature page hereto (each, a “Subscription Amount”, collectively among multiple Purchasers, the “Subscription Amounts”) to the order of “Sichenzia Ross Ference Kesner LLP, as Escrow Agent for MDNA Life Sciences, Inc.”, and Escrow Agent is willing to accept said deposit(s) in accordance with the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1          The parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the Subscription Amount deposited into the Escrow Account (the “Escrow Items”).

1.2          Upon the Escrow Agent’s receipt of the Escrow Items, it shall telephonically advise the Company of said receipt into the Escrow Account.

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1.3          Wire transfers to the Escrow Agent shall be made as follows:

Wire to:	Citibank
	153 East 53rd Street
	23rd Floor
	New York, NY 10022

	A/C of Sichenzia Ross Ference Kesner LLP
	A/C#:	4974921703
	ABA#:	021000089
	SWIFT Code:	CITIUS33

1.4          So long as the aggregate Subscription Amounts received pursuant to the Offering equal or exceed the Minimum Offering Amount, the Escrow Agent shall, upon receipt of written instructions in a form and substance satisfactory to the Escrow Agent, received from the Company, distribute the Escrow Items in accordance with such written instructions, with any payment to be made by wire transfer within one (1) business day of receipt of such written instructions.

ARTICLE II

MISCELLANEOUS

2.1          No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2          Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

2.3          This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4          This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

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2.5          Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

2.6          The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7          The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the parties hereto.

2.8          The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct.

2.9          The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10          The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder in the absence of gross negligence, fraud and willful misconduct.

2.11          The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

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2.12         The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and Purchaser. In the event of any such resignation, the Company and Purchaser shall appoint a successor escrow agent and the Escrow Agent shall deliver to such successor escrow agent any Escrow Items held by the Escrow Agent.

2.13         If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14         It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents (if any) or the Escrow Items held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Items until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the Escrow Items and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.

2.15         The Company and Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

A - 34

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

COMPANY:
MDNA Life Sciences, Inc.

By:
Name:
Title:

ESCROW AGENT:
SICHENZIA ROSS FERENCE KESNER LLP

By:
Name:
Title:

PURCHASER

By:
Name:
Title:
Subscription Amount: _____________ $ ___________

A - 35

Exhibit B

DISCLOSURE SCHEDULE

This Disclosure Schedule (“Disclosure Schedule”) is dated as of January __, 2018 and is referred to in, and is part of, that certain Securities Purchase Agreement (the “Agreement”), dated as of the date hereof, by and among MDNA Life Sciences, Inc. (the “Company”) and the purchasers identified on the signature page to the Agreement. Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company, except as and to the extent provided in the Agreement. Disclosure of any item herein shall not be construed as an admission that (i) such item is material to the operations or financial condition of the Company or for the purposes of the Agreement, (ii) such item could or could reasonably be expected to have a Material Adverse Effect or (iii) such item meets any specified value threshold.

Matters reflected in this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in this Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. The representations, warranties, covenants and other obligations and agreements of the Company in the Agreement are made, given and undertaken subject to the disclosures in this Disclosure Schedule and as provided in the Agreement.

Any matter disclosed for any purpose in any Section of this Disclosure Schedule shall be deemed to be disclosed for any other purpose in such Section or in any other Section of this Disclosure Schedule to the extent the relevance of such matter for such other purpose is reasonably apparent on its face.

In the event that there is any inconsistency between the Agreement and matters disclosed in this Disclosure Schedule, information contained in this Disclosure Schedule will prevail and will be deemed to be the relevant disclosure.

The headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

A - 36

Section 2.2(c)

Capitalization

(i)	9,497,440 shares of issued and outstanding Common Stock.

(ii)	Granted stock options including vesting schedule:

option holder	grant date	total grant	initial vesting date	initial vesting amount	balance	monthly vesting period	monthly vesting amount	vested @ 1-Jan-18	unvested
J Creed	17-Jan-15	200,000	17-Jan-15	66,667	133,333	24	5,556	200,000	0
	17-Jan-16	75,000	17-Jan-16	75,000	0	0	0	75,000	0
A Harbottle	31-Jan-15	200,000	31-Jan-15	66,667	133,333	24	5,556	200,000	0
	1-Feb-16	75,000	1-Feb-16	75,000	0	0	0	75,000	0
C Mitton	8-Jan-16	750,000	8-Jan-16	250,000	500,000	36	13,889	583,333	166,667
Total		1,300,000		533,334	766,666			1,133,333	166,667

The option exercise price is $1.00. The Company intends to change the exercise price of all issued options to $0.55.

(iii)	2,200,000 shares of Common Stock have been reserved under the RSU Plan. Below is a table reflecting the RSU vesting schedule:

RSU	RSUs granted	grant	total	vested @	vest 1 year
holder	in relation to……	date	grant	1-Jan-18	from grant
J Creed	Employment contract	31-Jan-15	40,000	40,000
A Harbottle	Employment contract	31-Jan-14	20,000	20,000
H Smart	Director remuneration 14/15	3-Nov-14	100,000	100,000
R Boxer	Director remuneration 14/15	11-Nov-14	50,000	50,000
R Thayer	Director remuneration 14/15	19-Nov-14	50,000	50,000
CAM	Bridge Loan	29-Nov-14	10,000	10,000
H Smart	Director remuneration 15/16	3-Nov-15	200,000	200,000
C Hill	Director remuneration 15/16	11-Nov-15	50,000	50,000
R Boxer	Director remuneration 15/16	11-Nov-15	50,000	50,000
R Thayer	Director remuneration 15/16	19-Nov-15	50,000	50,000
H Smart	Bridge Loan - September 2015	5-Mar-16	139,931	139,931
T Ward	Bridge Loan - September 2015	5-Mar-16	64,583	64,583
H Smart	Bridge Loan - October 2015	12-Apr-16	139,931	139,931
R Boxer	Bridge Loan - November 2015	12-May-16	28,750	28,750
H Smart	Bridge Loan - December 2015	17-Jun-16	118,403	118,403
H Smart	Bridge Loan - January 2016	26-Jul-16	230,506	230,506
H Smart	Bridge Loan - March 2016	9-Sep-16	156,253	156,253
T de Ris	Bridge Loan - April 2016	4-Oct-16	43,061	43,061
H Smart	Bridge Loan - May 2016	3-Nov-16	215,278	215,278
T Ward	Bridge Loan - May 2016	10-Nov-16	21,528	21,528
H Smart	Director remuneration 16/17	3-Nov-16	250,000	250,000
C Hill	Director remuneration 16/17	11-Nov-16	75,000	75,000
R Boxer	Director remuneration 16/17	11-Nov-16	75,000	75,000
R Thayer	Director remuneration 16/17	19-Nov-16	75,000	75,000
R Boxer	Bridge Loan - June 2016	2-Dec-16	25,000	25,000
H Smart	Bridge Loan - July 2016	4-Jan-17	215,278	215,278
R Boxer	Bridge Loan - August 2016	2-Feb-17	25,000	25,000
H Smart	Bridge Loan - August 2016	12-Feb-17	182,986	182,986
H Smart	Bridge Loan - September 2016	16-Mar-17	203,353	203,353
P Forte	in lieu of cash remuneration	1-Oct-17	100,000	100,000
H Smart	Director remuneration 17/18	3-Nov-17	250,000	0	250,000
C Hill	Director remuneration 17/18	11-Nov-17	75,000	0	75,000
R Boxer	Director remuneration 17/18	11-Nov-17	75,000	0	75,000
R Thayer	Director remuneration 17/18	19-Nov-17	75,000	0	75,000
Total			3,479,841	3,004,841	475,000

A - 37

Please see table below for further information

Capitalization Table, as of the date of this Memorandum

Stock Issued
Common shares	9,497,440
Restricted share units	3,004,841
Series A shares	4,294,445
Total stock issued	16,796,726

Common Stock potentially to be issued upon conversion or exercise of:
Restricted share units - unvested	475,000
5-year secured loan conversions	11,822,735
Series A shares from short term secured loan conversions	5,124,335
Options – vested	1,133,333
Options – unvested	166,667
General warrants	7,835,908
Series A warrants	4,321,692
Potential warrants from short term secured loan conversions	5,124,335
Total potential common stock	36,004,006

Total Issued and Potential Common Stock	52,800,732

A - 38

Section 2.2(d)

Acceleration Provisions

The Company’s 2015 Stock Option and Incentive Plan provides that the Board of Directors may at any time provide that any of the Company’s options shall become immediately exercisable in full or in part, and that any restricted stock awards shall be free of some or all restrictions, or that any other stock based awards may become exercisable in full or in part.

A - 39

Section 2.7

Litigation

The Company may be exposed to litigation with Dr. Steinfels. Dr. Steinfels previously served as President and CEO of the Company and is a former member of the Board of Directors. In March 2016 an attorney representing Dr. Steinfels notified the Company that he is seeking compensation relating to his tenure as President and CEO. The amount of payment demanded is not considered material to Company operations and is being vigorously disputed by the Company, as the Company does not believe it owes any money to this former employee.

A - 40

Section 2.8

Intellectual Property

Country	Title	Application No.	Filing Date	Patent No.	Issue Date	Status	Applicant/ Assignee
AT	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	E 484589	Oct 13/2010	I	Mitomics Inc.
AU	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	2009227935	Mar 27/2009	2009227935	Oct 22/2015	I	MDNA Life Sciences Inc.
AU	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	2010234238	Mar 29/2010			AL	MDNA Life Sciences Inc.
AU	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	2008310257	Oct 14/2008	2008310257	Mar 20/2014	I	MDNA Life Sciences Inc.

A - 41

AU	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	2008324675	Nov 10/2008	2008324675	Aug 06/2015	I	MDNA Life Sciences Inc.
AU	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	2006238390	Apr 18/2006	2006238390	Nov 10/2011	I	Mitomics Inc.
AU	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	2011242123	Apr 18/2006	2011242123	Dec 24/2013	I	Mitomics Inc.
AU	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	2011223463	Mar 01/2011	2011223463	Nov 12/2015	I	MDNA Life Sciences Inc.
BE	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	2203570	Apr 23/2014	I	Mitomics Inc.
BE	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.

A - 42

BE	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.
BE	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
CA	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	2,700,941	Sep 26/2007			P	Mitomics Inc.
CA	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	2,719,718	Mar 27/2009			AB	Mitomics Inc.
CA	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	2,756,824	Mar 29/2010			AB	Mitomics Inc.

A - 43

CA	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	2,702,212	Oct 14/2008			P	Mitomics Inc.
CA	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	2,704,361	Nov 10/2008			P	Mitomics Inc.
CA	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer and Other Cancers	2,792,443	Apr 18/2006			AB	Mitomics Inc.
CA	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer and Other Cancers	2,606,156	Apr 18/2006	2,606,156	Jan 08/2013	I	Mitomics Inc.
CA	The Use of a 3895 bp Mitochondrial DNA Deletion as a Marker for Sunlight Exposure in Human Skin	2,480,184	Oct 14/2004	2,480,184	Dec 20/2011	I	Mitomics Inc.

A - 44

CA	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	2,791,817	Mar 01/2011			AB	Mitomics Inc.
CH	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
CN	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	200780101671.5	Sep 26/2007	200780101671.5	Jan 28/2015	I	Mitomics Inc.
CN	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	200980114773.X	Mar 27/2009			P	Mitomics Inc.
CN	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	201080014122.6	Mar 29/2010	201080014122.6	Jul 08/2015	I	Mitomics Inc.

A - 45

CN	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	200880119849.3	Oct 14/2008	200880119849.3	Jul 22/2015	I	Mitomics Inc.
CN	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	200880115243.2	Nov 10/2008	200880115243.2	Feb 12/2014	I	Mitomics Inc.
CN	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	200680021903.1	Apr 18/2006	ZL2006800219031	Sep 25/2013	I	Mitomics Inc.
CN	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	201310399746.X	Apr 18/2006			P	Mitomics Inc.
CN	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	201180011806.5	Mar 01/2011	201180011806.5	Jun 17/2015	I	Mitomics Inc.

A - 46

CN	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	201510253175.8	Mar 01/2011			P	Mitomics Inc.
CZ	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
DE	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	602007036277.6	Apr 23/2014	I	Mitomics Inc.
DE	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	602007040305.7	Feb 18/2015	I	Mitomics Inc.
DE	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	602008034010.4	Aug 20/2014	I	Mitomics Inc.
DE	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	602006017534.5	Oct 13/2010	I	Mitomics Inc.

A - 47

DK	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
EP	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	09725638.2	Mar 27/2009			AL	MDNA Life Sciences Inc.
EP	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	10761136.0	Mar 29/2010			P	MDNA Life Sciences Inc.
EP	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	08846547.1	Nov 10/2008			P	MDNA Life Sciences Inc.

A - 48

EP	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	10013553.2	Apr 18/2006			AL	MDNA Life Sciences Inc.
EP	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	11750131.2	Mar 01/2011			P	MDNA Life Sciences Inc.
ES	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	ES 2484044 T3	Apr 23/2014	I	Mitomics Inc.
ES	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.
ES	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.
ES	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.

A - 49

FI	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	2203570	Apr 23/2014	I	Mitomics Inc.
FI	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.
FI	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.
FI	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
FR	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	2203570	Apr 23/2014	I	Mitomics Inc.
FR	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.
FR	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.

A - 50

FR	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
GB	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	2203570	Apr 23/2014	I	Mitomics Inc.
GB	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.
GB	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.
GB	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
GR	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.

A - 51

HK	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	10111822.9	Sep 26/2007	1145343	Feb 13/2015	I	Mitomics Inc.
HK	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	11107129.6	Mar 27/2009			P	Mitomics Inc.
HK	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	12107393.4	Mar 29/2010			P	Mitomics Inc.
HK	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	10111821.0	Oct 14/2008			AL	Mitomics Inc.
HK	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	10111820.1	Nov 10/2008			P	Mitomics Inc.

A - 52

HK	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool for The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	11113767.1	Apr 18/2006			P	Mitomics Inc.
HK	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	13107822.4	Mar 01/2011			P	Mitomics Inc.
HU	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
IE	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
IN	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	2680/DELNP/2010	Sep 26/2007			P	Mitomics Inc.

A - 53

IN	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	6645/CHENP/2010	Mar 27/2009	P	Mitomics Inc.
IN	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	6821/DELNP/2011	Mar 29/2010	P	Mitomics Inc.
IN	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	2490/DELNP/2010	Oct 14/2008	P	Mitomics Inc.
IN	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use In The Detection of Cancer	2658/DELNP/2010	Nov 10/2008	P	Mitomics Inc.
IN	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	8896/DELNP/2007	Apr 18/2006	P	Mitomics Inc.

A - 54

IN	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	7267/DELNP/2012	Mar 01/2011			P	Mitomics Inc.
IT	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	2203570	Apr 23/2014	I	Mitomics Inc.
IT	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.
IT	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.
IT	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
JP	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	2010-526114	Sep 26/2007	5518715	Apr 11/2014	I	Mitomics Inc.

A - 55

JP	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	2011-501069	Mar 27/2009	5938690	May 27/2016	I	MDNA Life Sciences Inc.
JP	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	2012-501093	Mar 29/2010	5734947	Apr 24/2015	I	MDNA Life Sciences Inc.
JP	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	2010-528251	Oct 14/2008	5646998	Nov 14/2014	I	MDNA Life Sciences Inc.
JP	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	2010-532390	Nov 10/2008	5481383	Feb 21/2014	I	MDNA Life Sciences Inc.
JP	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	2008-505707	Apr 18/2006	5537804	May 09/2014	I	Mitomics Inc.

A - 56

JP	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	2012-101409	Apr 18/2006			P	Mitomics Inc.
JP	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	2012-555266	Mar 01/2011	6008743	Sep 23/2016	I	MDNA Life Sciences Inc.
KR	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	10-2010-7007603	Sep 26/2007	10-1449562	Oct 02/2014	I	Mitomics Inc.
KR	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	10-2010-7024109	Mar 27/2009			AL	MDNA Life Sciences Inc.
KR	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor					P	MDNA Life Sciences Inc.

A - 57

KR	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	10-2011-7025261	Mar 29/2010			P	Mitomics Inc.
KR	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	2010-7010235	Oct 14/2008			P	MDNA Life Sciences Inc.
KR	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	2010-7012456	Nov 10/2008	10-1644661	Jul 26/2016	I	MDNA Life Sciences Inc.
KR	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	10-2007-7026442	Apr 18/2006	10-1363032	Feb 07/2014	I	Mitomics Inc.
KR	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	10-2012-7022982	Mar 01/2011			P	MDNA Life Sciences Inc.

A - 58

LI	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
MO	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	J/001286 (273)	Apr 18/2006	ZL2006800219031	Apr 18/2014	I	Mitomics Inc.
NL	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	2203570	Apr 23/2014	I	Mitomics Inc.
NL	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.
NL	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.
NL	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.

A - 59

NZ	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	584815	Sep 26/2007	584815	Nov 05/2012	I	Mitomics Inc.
NZ	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	588658	Mar 27/2009	588658	Jan 29/2013	I	Mitomics Inc.
NZ	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	602175	Mar 27/2009	602175	Jul 01/2014	I	Mitomics Inc.
NZ	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	595114	Mar 29/2010	595114	Mar 29/2014	I	Mitomics Inc.
NZ	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	584595	Oct 14/2008	584595	Oct 14/2012	I	Mitomics Inc.

A - 60

NZ	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	584656	Nov 10/2008	584656	Dec 11/2012	I	Mitomics Inc.
NZ	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	562928	Apr 18/2006	562928	May 09/2011	I	Mitomics Inc.
NZ	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	587665	Apr 18/2006	587665	Mar 05/2012	I	Mitomics Inc.
NZ	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	602137	Mar 01/2011	602137	Sep 01/2015	I	Mitomics Inc.
PT	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.

A - 61

SE	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	07815900.1	Sep 26/2007	2203570	Apr 23/2014	I	Mitomics Inc.
SE	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	13169334.3	Sep 26/2007	2634267	Feb 18/2015	I	Mitomics Inc.
SE	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	08838509.1	Oct 14/2008	2217730	Aug 20/2014	I	Mitomics Inc.
SE	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	06741413.6	Apr 18/2006	1877559	Oct 13/2010	I	Mitomics Inc.
SG	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	10201600490P	Sep 26/2007			P	Mitomics Inc.
SG	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	201007002-7	Mar 27/2009	165007	Nov 29/2013	I	Mitomics Inc.

A - 62

SG	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	201305044-8	Mar 27/2009			P	Mitomics Inc.
SG	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	10201400985R	Mar 29/2010			P	Mitomics Inc.
SG	Methods for Assaying MC1R Variants and Mitochondrial Markers in Skin Samples	201002286-1	Oct 14/2008	160156	Sep 14/2012	I	Mitomics Inc.
SG	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	201002643-3	Nov 10/2008	160787	Jun 30/2011	I	Mitomics Inc.
SG	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	200716944-4	Apr 18/2006	138638	Nov 30/2010	I	Mitomics Inc.

A - 63

SG	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	2014011837	Apr 18/2006			P	Mitomics Inc.
SG	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	10201501541Q	Mar 01/2011			P	Mitomics Inc.
US	3.4 KB Mitochondrial DNA Deletion for Use in The Detection of Cancer	14/874,155	Oct 02/2015			P	Mitomics Inc.
US	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Hybridization Probes Therefor	14/627,755	Feb 20/2015			P	MDNA Life Sciences Inc.
US	Aberrant Mitochondrial DNA, Associated Fusion Transcripts and Translation Products and Hybridization Probes Therefor	13/260,497	Mar 29/2010	8,715,960	May 06/2014	I	Mitomics Inc.

A - 64

US	Mitochondrial DNA Deletion Between About Residues 12317-16254 for Use in The Detection of Cancer	15/188,604	Jun 21/2016			P	Mitomics Inc.
US	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	11/975,390	Apr 18/2006	8,008,008	Aug 30/2011	I	Mitomics Inc.
US	Mitochondrial Mutations and Rearrangements as a Diagnostic Tool For The Detection of Sun Exposure, Prostate Cancer, and Other Cancers	14/470,627	Aug 27/2014			P	Mitomics Inc.
US	UV Associated mtDNA Fusion Transcripts and Methods and Uses Thereof	14/569,147	Dec 12/2014			P	Mitomics Inc.

Trademarks

1241572	PseudoFree – Registered Nov 4 2005 Reg #TMA652,270 Owned by Mitomics Inc.	CA

A - 65

Section 2.10(a)(i)

Agreements

1.	Non-Exclusive License Agreement, dated March 1, 2016, between the Company and Phi Life Sciences, LLC.

2.	Master Services Agreement, dated March 15, 2013, among Mitomics (USA) Inc. and Clinical Reference Laboratory, Inc.; Statement of Work Order thereunder, dated July 12, 2016, between the Company and Clinical Reference Laboratory, Inc.

3.	Exclusive License Agreement, dated December 22, 2017, between the Company and Laboratory Corporation of America Holdings.

A - 66

Section 2.10(a)(ii)/(iii)

Agreements

1.	Non-Exclusive License Agreement, dated March 1, 2016, between the Company and Phi Life Sciences, LLC.

2.	Collaboration Agreement, dated November 14, 2014, between Cambridge University Hospitals NHS Foundation Trust and Mitomics UK.

3.	Master Services Agreement, dated March 15, 2013, among Mitomics (USA) Inc. and Clinical Reference Laboratory, Inc.; Statement of Work Order thereunder, dated July 12, 2016, between the Company and Clinical Reference Laboratory, Inc.

4.	Amended and Restated Non-Exclusive License Agreement, dated December 10, 2011 between Mitomics Inc. and QDx Pathology Services, Inc.

5.	Exclusive License Agreement, dated December 22, 2017, between the Company and Laboratory Corporation of America Holdings.

A - 67

Section 2.10(b)

Agreements/Indebtedness

Summary of Secured Short Term Notes:

					Interest due as at	Balance as at
			Principal		1-Jan-18
Lender	Note type	Issue date	original currency	USD equivalent	original currency	original currency	USD equivalent
S Schalk (Dawson James)	90-day	24-Mar-15	$25,000.00	$25,000.00	$14,741.78	$39,741.78	$39,741.78
R Keyser (Dawson James)	90-day	27-Mar-15	$25,000.00	$25,000.00	$14,704.79	$39,704.79	$39,704.79
S Schalk (Dawson James)	90-day	1-Jun-15	$50,000.00	$50,000.00	$27,782.19	$77,782.19	$77,782.19
C Mitton	12 month restructured	30-Sep-17	$57,966.17	$57,966.17	$1,476.95	$59,443.12	$59,443.12
H Smart £UK	12 month restructured	30-Sep-17	£1,424,570.62	£1,908,924.64	£36,297.28	£1,460,867.90	£1,951,719.52
Panda Bay (Harvey Cardwell)	12 month restructured	30-Sep-17	$65,088.20	$52,200.73	$1,658.41	$66,746.61	$51,928.86
R Boxer	12 month restructured	30-Sep-17	$95,903.18	$95,903.18	$2,443.56	$98,346.74	$98,346.74
R Poulter $CAD	12 month restructured	30-Sep-17	$24,135.75	$19,356.87	$614.97	$24,750.72	$19,256.06
R Poulter $USD	12 month restructured	30-Sep-17	$180,232.88	$180,232.88	$4,592.23	$184,825.11	$184,825.11
T de Ris £UK	12 month restructured	30-Sep-17	£25,973.41	£34,804.37	£661.79	£26,635.20	£35,584.63
T Ward £UK	12 month restructured	30-Sep-17	£55,283.71	£74,080.18	£1,408.60	£56,692.31	£75,740.93
W Poulter $ CAD	12 month restructured	30-Sep-17	$205,845.40	$165,088.01	$5,244.83	$211,090.23	$164,228.20
H Smart £UK	12 month restructured	30-Aug-17	£200,000.00	£268,000.00	£6,794.52	£206,794.52	£276,277.48
J Creed	New 12 month	31-Aug-17	$99,996.00	$99,996.00	$3,369.73	$103,365.73	$103,365.73
R Poulter	New 12 month	31-Aug-17	$115,000.00	$115,000.00	$3,875.34	$118,875.34	$118,875.34
J Riccardi	New 12 month	30-Sep-17	$99,113.00	$99,113.00	$2,525.34	$101,638.34	$101,638.34
H Smart £UK	New 12 month	23-Oct-17	£100,000.00	£131,900.00	£1,917.81	£101,917.81	£136,162.19
C Hill	New 12 month	23-Oct-17	£5,000.00	£6,595.00	£95.89	£5,095.89	£6,808.11
R Poulter	New 12 month	31-Oct-17	$115,173.00	$115,173.00	$1,956.36	$117,129.36	$117,129.36
H Smart £UK	New 12 month	22-Nov-17	$175,000.00	$232,225.00	$1,917.81	$176,917.81	$236,362.19
H Smart £UK	New 12 month	27-Dec-17	$150,000.00	$200,400.00	$205.48	$150,205.48	$200,674.52
				$3,956,959.03			$4,095,595.20

Long Term Note Summary:

Long Term Note Type	Conversion Ratio	Total Principal	Number of Common Shares Post-Conversion
#1	1.66	$6,108,870.39	10,140,725
#2	2.16	$70,745.00	152,809
#3	2.19	$436,970.19	956,965
#4	1.91	$299,600.00	572,236
		$6,916,185.58	11,822,735

The interest on the Company’s long term notes is due from November 17, 2016 at 8% per annum payable annually in arrears.

A - 68

Section 2.11(b)

Certain Transactions

To the extent applicable, see Disclosure 2.10(b) above.

A - 69

Section 2.13

Property

As disclosed in Disclosure 2.10(b) the Company maintains certain secured short term notes. Such note-holders, as a result of filing UCC Financing Statements, maintain security interests in certain assets of the Company. The Company also granted a priority security interest over its present and after-acquired personal property to the holders of the long term notes.

A - 70

Section 2.15

Changes

(e)

•	The Company has entered into Note Extension Agreements with certain short-term note holders to extend the maturity date, reduce the interest rate, and receive one warrant for every $5 dollars owed in exchange for waiver of any default thereunder.

(g) As disclosed in the PPM and herein in Sections 2.10(b) and 2.13, the Company has granted secured short-term note holders a security interest in certain assets of the Company. The Company also granted a priority security interest over its present and after-acquired personal property to the holders of the long term notes.

(i) The Company cancelled, terminated and declared null and void the securities issued pursuant to the 2015 Offering.

(l) The Company is in technical default with regard to two of its short-term note holders. The Company owes approximately $157,228 to such note holders.

A - 71

Section 2.16(b)

Employee Matters

Jack Riccardi	Previous CFO	$114,113

Andrea Maggrah	Lab Operations Manager	$11,250

	Total	$548,525

A - 72

Section 2.16(c)

Severance

Employee	Title	Annual Salary	Severence
Chris Mitton	CEO	$200,000	6 months
Jennifer Ceeed	CDO	$180,000	6 months
Andrew Harbottle	CSO	$110,000	13.5 Weeks
Andrea Maggrah	Lab Operations Mgr	$60,000	28 Weeks

A - 73

Section 2.16(e)

Employment/Consulting Agreements

Employee	Title	Annual Compensation
Chris Mitton	CEO	$200,000
Jennifer Ceeed	CDO	$180,000
Andrew Harbottle	CSO	$110,000
Andrea Maggrah	Lab Operations Manager	$60,000
Robert Poulter	Business Development Consultant	$180,000
Philip Forte	CFO	$220,000

A - 74

Section 2.17

Taxes

The Company has not filed tax returns for the fiscal years ending September 30, 2015, September 30, 2016, and September 30, 2017. Harless and Associates in West Palm Beach, Florida, has been engaged to prepare such returns.

A - 75

EXHIBIT B

Accredited Investor Questionnaire

Dear Investor:

The information contained in this questionnaire is being furnished to MDNA Life Sciences, Inc., a Delaware corporation (the “Company”), in order that the Company may determine whether acquisition of the Company’s securities (the “Securities”) may be made by you, as an investor, in light of the requirements of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and certain exemptions contained in state securities laws. You understand that the information is needed for the Company to determine whether it has reasonable grounds to believe that you are an “accredited investor” as that term is defined in Regulation D and that you have such knowledge and experience in financial, investment and business matters and that you are capable of evaluating the merits and risks of the proposed investment in the Securities. You understand that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the Securities may not be registered under the Securities Act, (c) the Securities may not be registered under the securities laws of any state, and (d) this questionnaire is not an offer to acquire the Securities or any other securities in any case where such offer would not be legally permitted.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees and representatives. You understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished by the investor:

Please answer all questions. If the answer is “none” or “not applicable,” please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:

1.	A.	If Investor is an Individual:

Name:	Age:
Social Security Number:	No. of Dependents:
Marital Status:	Citizenship:

If interests are to be jointly held:

Name:	Age:
Social Security Number:	No. of Dependents:
Marital Status:	Citizenship:

B.	If Investor is an Entity:

Name	State of Organization:
EIN:	Date of Formation:

B - 1

2.	A.	If Investor is an Individual:

Residence Address:

Mailing Address (if different):

Telephone Number: _______________________________

Facsimile Number: ________________________________

Email Address: ___________________________________

B.	If Investor is an Entity:

Business Address:

Mailing Address (if different):

Telephone Number: _______________________________

Facsimile Number: ________________________________

Email Address: ___________________________________

3.	A.	If Investor is an Individual:

State in which the investor:

is licensed to drive: _______________
is registered to vote: ______________

B.	If Investor is an Entity:

State in which the investor:

files income tax returns: ___________________
has principal place of business: ______________

4.	If Investor is an Individual:

Please describe your current employment, including the name of the business and any entity by which you are employed and its principal business:

Please describe any college or graduate degrees held by you:

B - 2

5.	If Investor is an Entity:

Provide the total assets of the entity as of a recent date:*

Assets:  $_________________ Date:  ___________________

* In the event the entity has less than $5,000,000 in assets, each shareholder, partner, member, or beneficiary (in the case of a trust), as applicable, must be an accredited investor and complete this questionnaire.

6.	If Investor is an Individual:

Please initial on the line applicable to you under “Individual” and to you and your spouse under “Joint”:

(a)	Gross Income During Last Two Years

Individual		Joint (with spouse)
2016	2015	2016	2015
_______	_______	_______	_______	Less than $200,000
_______	_______	_______	_______	$200,000 - 299,000
_______	_______	_______	_______	$300,000 - 1,000,000
_______	_______	_______	_______	More than $1,000,000

(b)	Anticipated Gross Income During 2017

Individual	Joint (with spouse)
_______	_______	Less than $200,000
_______	_______	$200,000 - 299,000
_______	_______	$300,000 - 1,000,000
_______	_______	More than $1,000,000

(c)	Current “Net Worth” (Exclusive of Primary Residence)[1]

_______	Less than $1,000,000
_______	$1,000,000 - $5,000,000
_______	More than $5,000,000

1 “Net Worth” means the excess of total assets at fair market value, including cash, stock, securities, personal property and real estate (other than your primary residence), over total liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability must also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

B - 3

7.	Is the investor involved in any litigation, which, if an adverse decision occurred, would materially affect the investor’s financial condition?

Yes ____ No ____

If yes, please provide details:

8.	The investor is an experienced and sophisticated investor or is advised by a qualified investment advisor, all as required under the securities laws and regulations.

Yes ____ No ____

9.	The investor understands the full nature and risk of an investment in the Securities and can afford the complete loss of the entire investment in the Securities.

Yes ____ No ____

10.	The investor is able to bear the economic risk of an investment in the Securities for an indefinite period of time and understands that an investment in the Securities may be illiquid.

Yes ____ No ____

11.	Does the investor have any other investments or contingent liabilities that the investor reasonably anticipates could cause the need for sudden cash requirements in excess of cash readily available to the investor?

Yes ____ No ____

If yes, please explain:

12.	Please describe the investor’s experience as an investor (including amounts invested) in securities, particularly investments in non-marketable and tax incentive securities.

13.	Has the investor participated in other private placements of securities?

Yes ____ No ____

If yes, please provide detail:

14.	In evaluating the merits and risks of this investment, does the investor intend to rely upon the advice of the investor’s attorney, accountant or other advisor?

Yes ____ No ____

B - 4

15.	If the investor is an entity, was it formed for the specific purpose of acquiring the Securities offered?

Yes ____ No ____

16.	Manner in which title to Securities is to be held: (circle one)

(a)	Individual Ownership

(b)	Community Property

(c)	Joint Tenant with Right of Survivorship (both parties must sign)

(d)	Partnership

(e)	Tenants in Common

(f)	Company

(g)	Trust

(h)	Other: _____________________

17.	Further Representations

The investor understands that the Company will be relying on the accuracy and completeness of the investor’s responses to the foregoing questions and the investor represents and warrants to the Company as follows:

(i)	The answers to the above questions are complete and correct and may be relied upon by the Company whether or not the offering in which the investor proposes to participate is exempt from registration under the Securities Act and the securities laws of certain states;

(ii)	The investor will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the investor of the Securities; and

(iii)	The investor or its management, in case of an entity, has sufficient knowledge and experience in financial, investment and business matters to evaluate the merits and risks of the prospective investment; and the investor is able to bear the economic risk of the investment in the Securities and currently could afford a complete loss of such investment.

[Signature Page Follows]

B - 5

MDNA Life Sciences, Inc.

ACCREDITED INVESTOR QUESTIONNAIRE SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire as of the date set forth below and declares under oath that it is truthful and correct to the best of the undersigned’s knowledge.

Signature of the Investor or Authorized Signatory of Investor:

Name of Investor:

Title of Authorized Signatory:

Date: ________________________________

If jointly held:

Signature of the Investor or Authorized Signatory of Investor:

Name of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: ________________________________

B - 6

EXHIBIT C

MDNA LIFE SCIENCES, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, ____________ and _____________, do hereby certify that:

1. They are the Chairman and Secretary, respectively, of MDNA Life Sciences, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 20,000,000 shares of preferred stock, of which no shares have been designated.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 20,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the voting powers, full or limited or no voting powers, and such designations, preferences, rights, qualifications, limitations or restrictions thereof and other matters relating to a series of the preferred stock, which shall consist of up to Nine Million Ninety Thousand Nine Hundred and Nine (9,090,909) shares of the preferred stock, which the Corporation has the authority to issue, as follows: NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for designation of 9,090,909 shares of preferred stock of the Corporation as its Series A Convertible Preferred Stock (as hereinafter defined as the “Preferred Stock”) and the issuance of such Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the voting powers, full or limited or no voting powers, and such designations, preferences, rights, qualifications, limitations or restrictions thereof and other matters relating to such Preferred

C - 1

TERMS OF SERIES A PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time, and/or from time to time, convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Share” shall have the meaning set forth in Section 7(b).

“Corporation” shall mean MDNA Life Sciences, Inc., a Delaware corporation.

“Dividend Notice Period” shall have the meaning set forth in Section 3(a).

“Eligible Market” means The New York Stock Exchange, the NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Capital Market, The NASDAQ Global Market, the OTCQB and the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Issuance” shall have the meaning set forth in Section 6(d).

“Fundamental Transaction” means that (A) the Corporation shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (iv) reorganize, recapitalize, or reclassify the Voting Stock of the Corporation or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Corporation.

C - 2

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in, among other rights, dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Qualified Public Offering” shall have the meaning set forth in Section 6(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Subsidiary” means any subsidiary of the Corporation.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which an Eligible Market is open for business.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

C - 3

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series A Preferred Stock (the “Series A Preferred Stock”) and the number of shares so designated shall be 9,090,909 (which shall not be subject to increase without the written consent of a majority of the holders of the then outstanding Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series A Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $0.55 (the “Stated Value”).

Section 3. Dividends.

a) Dividends in Kind. Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 8% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15, beginning on the first date on which shares of Series A Preferred Stock are outstanding, and on each Conversion Date (with respect only to Series A Preferred Stock being converted) (each such date, a “Dividend Payment Date”) in the form of duly authorized, validly issued, fully paid and non-assessable shares of Series A Preferred Stock valued at the Stated Value.

b) Dividend Calculations. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall cease to accrue with respect to any Series A Preferred Stock converted.

c) Other Securities. So long as any Series A Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Series A Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series A Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Series A Preferred Stock or any other class of Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Series A Preferred Stock, (d) increase the number of authorized shares of the Series A Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before the holders of any of the Common Stock or other classes of preferred stock of the Corporation ranking junior thereto, out of the remaining net assets of the Corporation, the amount each holder invested in the Series A Preferred Stock. After such payment shall have been made in full to the holders of the outstanding Series A Preferred Stock, or funds or assets necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series A Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation on account of their ownership of Series A Preferred Stock.

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In the event that, after payment or provision for payment of the debts and other liabilities of the Corporation and any accrued and unpaid dividends of the Series A Preferred Stock, the remaining net assets of the Corporation are not sufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of the Series A Preferred Stock upon such liquidation, unless proportionate distributive amounts shall be paid on account of each share of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series A Preferred Stock, are respectively entitled upon such liquidation.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of preferred stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Price. The conversion price for the Series A Preferred Stock shall equal $0.55, subject to adjustment herein (the “Conversion Price”).

c) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series A Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding shares of Series A Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time, and from time to time, while this Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time, and from time to time, while this Series A Preferred Stock is outstanding, the Corporation has a Fundamental Transaction, then, upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each share of Common Stock issuable upon conversion of the Series A Preferred Stock (“Conversion Share”) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this preferred stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such Series A Preferred Stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation pursuant to written agreements in form and substance reasonably satisfactory to a majority in interest of the Holders and approved by majority in interest of the Holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this preferred stock, deliver to the Holder in exchange for this Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Series A Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Series A Preferred Stock prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Series A Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to a majority in interest of the Holders. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation with the same effect as if such Successor Entity had been named as the Corporation herein.

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c) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

d) Anti-dilution.

(i) The Conversion Price will be subject to adjustment on a “ weighted average” basis such that if the Corporation issues Common Stock or Common Stock equivalents at a price per share less than the then applicable Conversion Price for the Series A Preferred Stock, the Conversion Price of the Series A Preferred Stock shall be reduced based upon the following formula: the “weighted average” formula is calculated to reduce the Conversion Price in effect prior to such issuance or sale to a price determined by dividing (A) an amount equal to the sum of (i) the number of shares of common stock outstanding immediately prior to such issuance or sale, multiplied by the then applicable conversion price and (ii) the consideration, if any, received by the Corporation upon such issuance or sale, by (B) the total number of shares of common stock outstanding immediately after such issuance or sale.

(ii) Exceptions. There will be no adjustment to the Conversion Price of the Series A Preferred Stock for the following kinds of issuances notwithstanding that the price per share may be less than the then-applicable Conversion Price: (i) shares of Common Stock issued upon conversion of the Series A Preferred Stock; (ii) shares of Common Stock or options, warrants or other rights issued to employees, consultants or directors in accordance with plans, agreements or similar arrangements unanimously approved by the Board of Directors; (iii) shares of Common Stock issued upon exercise of options, warrants or convertible securities existing on or prior to any closing of the sale of Series A Preferred Stock (the “Offering”); (iv) shares of Common Stock issued as a dividend or distribution on the Series A Preferred Stock or for which adjustment is otherwise made pursuant to the Company’s charter documents (e.g., stock splits); (v) shares of Common Stock issued for consideration other than cash pursuant to a strategic relationship, joint venture, merger, consolidation, acquisition, or similar business combination approved by the Board of Directors; (vi) shares of Common Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors; (vii) shares of Common Stock issued with respect to securities outstanding as of the issuance date of any sale of Series A Preferred Stock; (vii) shares of Common Stock issued in connection with the Offering, including to any Placement Agent; (viii) shares of Common Stock issued or issuable in connection with any settlement approved by the Board of Directors; (ix) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar arrangements or strategic partnerships unanimously approved by the board of directors; (x) shares of Common Stock issued to suppliers of goods or services in connection with the provision of goods or services pursuant to transactions unanimously approved by the Board of Directors; or (xi) shares of Common Stock that are otherwise excluded by consent of the holders of a majority of the Series A Convertible Preferred Stock (the “Excluded Issuances”).

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e) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert the Series A Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 8. Forced Conversion. Notwithstanding anything herein to the contrary, the Corporation shall have the right upon fifteen (15) days written notice, to require the Holder to convert the Series A Preferred Stock to Common Stock at the Conversion Price at any time in the event of any of the following:

i. the Corporation shall undertake an initial public offering under any applicable securities legislation or the Common Stock shall become actively traded on any Eligible Market;

ii. in the event of any amalgamation, merger, consolidation or similar transaction with any corporation dealing at arm’s length with the Corporation or the Corporation entering into any agreement that proposes or provides for any of the foregoing;

iii. in the event the Corporation shall enter into any agreement for the sale of a majority of its assets which transaction is approved by the shareholders of the Corporation holding shares representing a majority of the total votes of the Common Stock of the Corporation (calculated without reference to the Common Stock underlying the Series A Preferred Stock); and

iv. in the event any Fundamental Transaction is proposed, offered or entered into, which Fundamental Transaction is conditional upon the bidder acquiring all of the issued and outstanding shares and which bid is acceptable to the shareholders of the Corporation holding shares representing a majority of the total votes of the Common Stock of the Corporation (calculated without reference to any Common Stock underlying the Series A Preferred Stock).

Section 9. Negative Covenants. As long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holders;

b) pay cash dividends or distributions on Junior Securities of the Corporation;

c) enter into any agreement with respect to any of the foregoing.

Section 10. Ranking. As long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without obtaining the prior written consent of the holders of at least a majority of the shares of the Series A Preferred Stock then outstanding, create, authorize or issue any other class or series of capital stock of the Corporation, the terms of which provide that such class or series shall rank prior to, or on parity with, the Series A Preferred Stock in respect to rights upon dissolution, liquidation or winding up of the Corporation; provided, however, the Corporation may at any time create, authorize or issue, without the consent of any of the holders of the Series A Preferred Stock, other classes or series of capital stock which rank junior to, or on parity with, the Series A Preferred Stock in respect to dissolution, liquidation or winding up of the Corporation.

Section 11. Miscellaneous.

a) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay accrued dividends on the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

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b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced exclusively in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Delaware (the “DE Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the DE Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such DE Courts, or such DE Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

d) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

e) Amendments. This Statement of Designation may be amended only upon both (i) the affirmative vote of holders holding not less than a majority of the Series A Preferred Stock then outstanding at the time such amendment is proposed, and (ii) the affirmative vote of not less than a majority of the directors of the Corporation then holding office and entitled to vote on such amendment.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

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g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ____ day of ________ 2017.

Name:		Name:
Title:	Chairman	Title:	Secretary

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EXHIBIT D

FORM OF CLASS A WARRANT
MDNA LIFE SCIENCES, INC.
WARRANT TO PURCHASE COMMON STOCK

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

MDNA LIFE SCIENCES, inc.

Class A Warrant Number: ____	Issue Date: ______, 201_

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the seventh (7th) anniversary of the date of the initial closing of the offering pursuant to which this Warrant is being issued (the “Termination Date”) but not thereafter, to subscribe for and purchase from MDNA Life Sciences, Inc., a Delaware Company (the “Company”), up to _______________ shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.              Definitions.

a)            “Business Day” means any day other than (a) a Saturday or Sunday and (b) any day on which banks are required or permitted to be closed in New York, New York.

b)            “Commission” means the United States Securities and Exchange Commission.

c)            “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

d)            “Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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e)            “Person” means an individual or Company, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

f)            “Registration Statement” means a registration statement covering the resale by the Holder of the Warrant Shares.

g)            “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

h)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

i)            “Trading Day” means a day on which the principal Trading Market is open for trading.

j)            “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, the OTC Bulletin Board or the OTC Pink (or any successors to any of the foregoing).

k)            “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency

l)            “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

Section 2.              Exercise.

a)            Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of an executed copy of the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company, failure, however, to deliver such certificate shall not affect the rights of the Holder herein to, among other things, exercise this Warrant and receive the Warrant Shares in accordance with this Warrant. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within three (3) Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)            Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.61 subject to adjustment hereunder (the “Exercise Price”).

c)            Cashless Exercise. If at any time while the Common Stock is listed or quoted on a Trading Market there is no Registration Statement effective and available for use by the Holder to resell the Warrant Shares immediately upon exercise of this Warrant, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

d)            Mechanics of Exercise.

i.       Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise) (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise) and all taxes required to be paid by the Holder, if any, having been paid.

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ii.       Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Failure to Deliver Certificates. If, in the case of any Notice of Exercise, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Notice of Exercise, in which event the Company shall promptly return to the Holder any Warrant certificate delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Notice of Exercise.

iv.       No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v.       Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.              Certain Adjustments.

a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)            Subsequent Equity Sales. If at any time while this Warrant is outstanding, the Company or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any person or entity to acquire shares of Common Stock at an effective price per share that is lower than the then Exercise Price (such lower price, the “Base Exercise Price” and such issuances, collectively, a “Dilutive Issuance”), then the Exercise Price shall be reduced on a “ weighted average” basis such that if the Company issues Common Stock or Common Stock Equivalents at a price per share less than the then applicable Exercise Price the Exercise Price shall be reduced based upon the following formula: the “weighted average” formula is calculated to reduce the Exercise Price in effect prior to such issuance or sale to a price determined by dividing (A) an amount equal to the sum of (i) the number of shares of common stock outstanding immediately prior to such issuance or sale, multiplied by the then applicable exercise price and (ii) the consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of common stock outstanding immediately after such issuance or sale. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than one Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to the benefit of the reduced Exercise Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Exercise Price in the Notice of Exercise. There will be no adjustment arising from the foregoing for the following kinds of issuances notwithstanding that the price per share may be less than the then-applicable exercise price: (i) shares of Common Stock issued upon conversion of the Company’s Series A Preferred Stock; (ii) shares of Common Stock or options, warrants or other rights issued to employees, consultants or directors in accordance with plans, agreements or similar arrangements unanimously approved by the Board of Directors; (iii) shares of Common Stock issued upon exercise of options, warrants or convertible securities existing on or prior to any closing of the offering pursuant to which this Warrant is being issued ; (iv) shares of Common Stock issued as a dividend or distribution on the Company’s Series A Preferred Stock or for which adjustment is otherwise made pursuant to the Company’s charter documents (e.g., stock splits); (v) shares of Common Stock issued for consideration other than cash pursuant to a strategic relationship, joint venture, merger, consolidation, acquisition, or similar business combination approved by the Board; (vi) shares of Common Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board; (vii) shares of Common Stock issued with respect to securities outstanding as of any closing date under the offering under which the Warrant was issued; (viii) shares of Common Stock issued in connection with the offering or this Warrant pursuant to which these securities are issued, including to any placement agent used in such offering; (ix) shares of Common Stock issued or issuable in connection with any settlement approved by the board of directors; (x) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar arrangements or strategic partnerships unanimously approved by the board of directors; (xi) shares of Common Stock issued to suppliers of goods or services in connection with the provision of goods or services pursuant to transactions unanimously approved by the Board of Directors; or (xii) shares of Common Stock that are otherwise excluded by consent of the holders of a majority of the Series A Preferred Stock (the “Excluded Issuances”).

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c)             Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring Company or of the Company, if it is the surviving Company, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(c) prior to such Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

d)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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e)            Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.       Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, excluding a stock dividend as contemplated in Section 3(a), (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property (in each case, excluding any event contemplated in Section 3(a)), or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice, except as may otherwise be expressly set forth herein.

Section 4.              Transfer of Warrant.

a)            Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)            Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder or transferee and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

e)            Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.               Miscellaneous.

a)            No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

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d)            Authorized Shares. The Company covenants that, during the period commencing on the Initial Exercise Date and through the date that the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e)            Governing Law. This Warrant shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

f)            Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)            Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.

h)            Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company at the address set forth in the Company’s records.

i)             Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

j)            Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

k)            Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

l)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MDNA LIFE SCIENCES, INC.

By:
Name:
Title:

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Exhibit A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
MDNA LIFE SCIENCES, INC.

NOTICE OF EXERCISE

To:	MDNA LIFE SCIENCES, INC.

(1)           The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered by physical delivery of a certificate to:

_______________________________
_______________________________
_______________________________

(4)           Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: ___________________________________________

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Exhibit B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:
Holder’s Address:

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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Exhibit E

E - 1

Certificate of Incorporation

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 11/03/2014
FILED 04:56 PM 11/03/2014
SPV 141365617 - 5632728 FILE

CERTIFICATE OF INCORPORATION

OF

MDNA LIFE SCIENCES INC.

* * * *

FIRST:	The name of the corporation is MDNA Life Sciences Inc. (the “Corporation”).

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:	The aggregate number of shares which the Corporation is authorized to issue is one hundred twenty million (120,000,000), divided into classes as follows:

A.	One hundred million (100,000,000) shares of common stock, $.001 par value per share (hereinafter called the “Common Stock”);

B.	Twenty million (20,000,000) shares of preferred stock, $.001 par value per share, to be issued in series (the “Preferred Stock”).

The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Corporation: The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Corporation to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designations and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Delaware General Corporation Law.

FIFTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

SIXTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction

E - 2

Delaware	PAGE 1

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MDNA LIFE SCIENCES INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 2014, AT 4:56 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

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Exhibit F

Bylaws of MDNA Life Sciences Inc.

BYLAWS OF

MDNA LIFE SCIENCES INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

ARTICLE I

OFFICES AND RECORDS

Section 1.1. DELAWARE OFFICE. The principal office of MDNA Life Sciences Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

Section 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's headquarters or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 2.2 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes described in the notice of meeting, may be called by the president, or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote on any issue at the meeting.

Section 2.3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

F - 1

Section 2.4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5. QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7. VOTING.

(a) Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, any corporate action, other than the election of Directors, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of the stockholders of the Corporation.

(b) Unless otherwise provided for in the Certificate of Incorporation of the Corporation, Directors will be elected by a majority of the votes cast by the shares, present in person or by proxy, entitled to vote in the election at a meeting at which a quorum is present and each stockholder entitled to vote has the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected. The Board of Directors may at any time amend this provision to reduce the number of votes cast for the election of a director to a plurality of the votes cast in the manner provided immediately above.

(c) Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, at each meeting of stockholders, each stockholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his or her name on the books of the Corporation.

Section 2.8 PROXIES. Each stockholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the stockholder himself or herself, or by his or her attorney-in-fact thereunto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the stockholder, or as a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the stockholder. No proxy shall be valid after the expiration of three years from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

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Section 2.9 ACTION WITHOUT A MEETING. Unless otherwise provided for in the Certificate of Incorporation of the Corporation, any action to be taken at any annual or special stockholders’ meeting, may be taken without a meeting, without prior notice and without a vote if a written consent or consents is/are signed by the stockholders of the Corporation having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted is delivered by hand or by certified or registered mail, return receipt requested, to the Corporation to its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of stockholders’ meetings are recorded.

Section 2.10. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (ii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.11. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to which stockholders are entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

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Section 2.12. CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2. NUMBER; QUALIFICATIONS. The Board of Directors need not be composed of a particular number of members nor must such number be within any particular range, unless the Certificate of Incorporation, an amendment to these Bylaws or the Board of Directors shall otherwise provide. The number of Directors shall until such time, if ever, be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders or residents of the State of Delaware.

Section 3.3. ELECTION, RESIGNATION. The first Board of Directors shall hold office until the first annual meeting of stockholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereafter, each Director will be elected at the annual meeting of stockholders and shall hold office until the annual meeting of the stockholders next succeeding his or her election, or until his or her prior death, resignation or removal. Any Director may resign at any time upon written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall be effective upon receipt unless the notice specifies a later time for that resignation to become effective.

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Section 3.4. VACANCIES. Any newly created directorship resulting from an increase in the authorized number of Directors or any vacancy occurring in the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the affirmative vote of the remaining members of the Board of Directors, though less than a quorum of the Board of Directors, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is elected and qualified. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. No decrease in the number of Directors constituting the whole Board shall shorten the term of any incumbent Director.

Section 3.5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 3.6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the President, the Secretary, or by any two members of the Board of Directors. Notice of the date, time and place of a special meeting of the Board of Directors shall be delivered by the person or persons calling the meeting personally, by facsimile or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Directors' address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegraph, it shall be delivered at least forty-eight hours before the time of the holding of the special meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before the time of holding of the special meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or purposes of the special meeting or the place of the special meeting, if the meeting is to be held at the principal office of the Corporation.

Section 3.7. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 3.8. QUORUM; VOTE REQUIRED FOR ACTION; ADJOURNMENT. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors present, whether or not a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four hours. If the meeting is adjourned for more than twenty-four hours, then notice of the time and place of the adjourned meeting shall be given to the Directors who were not present at the time of the adjournment in the manner specified in Section 3.6.

Section 3.9. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

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Section 3.10. INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.11. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.11 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 3.12 REMOVAL. One or more or all the Directors of the Corporation may be removed for cause at any time by the stockholders, at a special meeting of the stockholders called for that purpose, provided however, such Director shall not be removed if the Certificate of Incorporation or Bylaws provides that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her.

ARTICLE IV

COMMITTEES

Section 4.1. COMMITTEES. The Board of Directors may designate from among its members one or more standing or special committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.2. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

Section 4.3. MINUTES OF MEETINGS. All committees appointed in accordance with Section 4.1 shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation.

ARTICLE V

OFFICERS

Section 5.1. DESIGNATIONS. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, Chief Financial Officer and, at the discretion of the Board of Directors, one or more Directors and one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents). The Board of Directors shall appoint all officers. Any two or more offices may be held by the same individual.

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Section 5.2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Each officer shall hold office until a successor shall have been appointed and qualified, or until such officer's earlier death, resignation or removal.

Section 5.3. POWERS AND DUTIES. If the Board appoints persons to fill the following positions, such officers shall have the power and duties set forth below:

(a) THE CHAIRMAN: The Chairman shall have general control and management of the Board of Directors and may also be the President of the Corporation. He or she shall preside at all meetings of the Board of Directors at which he or she is present. He or she shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon him or her by the Board of Directors.

(b) THE PRESIDENT: The President of the Corporation shall be generally responsible for the proper conduct and the day to day operations of the business of the Corporation. He or she shall possess power to sign all certificates, contracts and other instruments of the Corporation. In the absence of the Chairman, he or she shall preside at all meetings of the stockholders. He or she shall perform all such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

(c) CHIEF FINANCIAL OFFICER: The Chief Financial Officer shall keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall (1) deposit corporate funds and other valuables in the Corporation's name and to its credit with depositories designated by the Board of Directors; (2) make disbursements of corporate funds as authorized by the Board of Directors; (3) render a statement of the corporation's financial condition and an account of all transactions conducted as chief financial officer whenever requested by the President or the Board of Directors; and (4) have other powers and perform other duties as prescribed by the President or the Board of Directors or the Bylaws. Unless the board of directors has elected a separate Treasurer, the Chief Financial Officer shall be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

(d) VICE PRESIDENT: Each Vice-President shall have such powers and discharge such duties as may be assigned to him or her from time to time by the President or the Board of Directors.

(e) SECRETARY AND ASSISTANT SECRETARIES: The Secretary shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his or her office, or are properly required of him or her by the Board of Directors. The Assistant Secretary, if any, or Assistant Secretaries in order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

Section 5.4. DELEGATION. In the case of the absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom it may in its sole discretion select.

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Section 5.5. VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board. The appointee shall hold office for the unexpired term and until his or her successor is duly elected and qualified.

Section 5.6. OTHER OFFICERS. The Board of Directors, or a duly appointed officer to whom such authority has been delegated by Board resolution, may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.7. RESIGNATION. An officer may resign at any time by delivering notice to the Corporation. Such notice shall be effective when delivered unless the notice specifies a later effective date. Any such resignation shall not affect the Corporation's contract rights, if any, with the officer.

Section 5.8. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.9. BONDS. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

CERTIFICATES OF SHARES

Section 6.1. Form of Certificates. The Corporation may, but is not required to, deliver to each stockholder a certificate or certificates, in such form as may be determined by the Board of Directors, representing shares to which the stockholder is entitled. Such certificates shall be consecutively numbered and shall be registered on the books and records the Corporation or its transfer agent as they are issued. Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value.

Section 6.2. Shares without Certificates. The Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by the General Corporation Law of the State of Delaware, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the stockholder a written statement containing the information required on the certificates pursuant to Section 6.1.

Section 6.3. Lost Certificates. The Board of Directors may direct that a new certificate be issued, or that uncertificated shares be issued, in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or a new certificate or uncertificated shares.

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Section 6.4. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation or its transfer agent by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the

Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

INDEMNIFICATION

Section 7.1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 7.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article VII or otherwise.

Section 7.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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Section 7.4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Directors or otherwise.

Section 7.5. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 7.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. Unless otherwise determined by the Board of Directors, the fiscal year end shall be September, 30 of each year.

Section 8.2. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.

Section 8.4. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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Section 8.5. BOOKS AND RECORDS. The Corporation shall maintain appropriate accounting records and shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors. In addition, the Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders in alphabetical order by class of shares showing the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

Section 8.6. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors. The Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the stockholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

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Exhibit G

September 30, 2017 Financial Statements

MDNA Life Sciences
30-Sep-17
Comparative Balance Sheet 2017 – 2016

	As At	As At
Assets	9/30/2017	9/30/2016

Cash &Cash Equivalents	$59,910	$100,616
Accounts Receivables, Net	114,308	31,000
	-	-
Total Current Assets	$174,218	$131,616

Property and Equipment	59,213	-
Accumulated Depreciation	-
Intangible Assets	16,932,220	16,932,220
Accumulated Amortization	(1,269,917)	(1,066,817)

Total Other Assets	$15,662,303	$15,865,403

Total Other Assets	$15,721,516	$15,865,403

TOTAL ASSETS	$15,895,734	$15,997,019

LIABILITIES

Accounts Payable	$548,181	$1,010,371
Short-Term Notes Payable	3,307,180	2,102,358
Dividends Payable	48,275

Total Current Liabilities	$3,903,636	$3,112,729

Debt
Long Term Debt	6,916,186	6,916,186

Total Liabilities	$6,916,186	$6,916,186

Shareholders Equity
Common Stock	8,698,051	8,698,051
Preferred Stock	1,514,327	460,000
Retained Earnings	(3,818,274)	(2,111,120)
Retained Earnings - Intangibles	(1,269,917)	(1,066,817)
Retained Earnings - Dividends	(48,275)	(12,010)
	$5,075,912	$5,968,104

Total Liabilities & Equity	$15,895,734	$15,997,019

2017

(A)	Short Term Payable

90 Day Loans	$603,000
60 Day Loans	303,000
Shareholder Bridge Loans	1,485,000
Add'l Shareholder Bridge	429,000
New Secured Loan	487,000
$3,307,000

(B)	DEBT

Long Term Debt	$6,916,185

(C)	Common Shareholders

Country	# Holders	Shares at $1 Par	%
UK/IRE	24	3,860,364	43.2%
CAN	36	2,392,864	26.8%
ROW	5	1,725,955	19.3%
US	19	718,868	10.7%
	84	8,698,051	100.0%
	Value	$8,698,051

(D)	Preferred Shareholders

33 individulas invested - 3.8M shares	$1,514,327
$1.0M of $1.5M from RForte PPM

(E)	Retained Earnings

Net Loss 2015	$986,879
Net Loss 2016	1,124,241
SubTotal	$2,111,120
Net Loss 2017	1,707,153
Total	$3,818,273

(F)	Dividends Payable

33 individulas are eligible for Dividends	$48,275

Figures are based on latest figures loaded into QB by Harless Accounting Adjustements to ST Payable and Cap Table developed in an Excel Schedule.

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